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                                 EXHIBIT 21.1
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                        SUBSIDIARIES OF THE REGISTRANT


1.  The Lasko Companies, Inc.

2.  A&E Management Corporation

3.  The Lasko Family Kosher Tours, Inc.

4.  A-One-A Produce and Provisions, Inc.

5.  Terrace Fresh, Inc.